October 13, 2006

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Bootie Beer Corporation filed October 13, 2006 of our report dated April 10, 2006 on their financial statements as of and for the years ended December 31, 2005 and 2004, and to all references to our firm included in this Registration Statement.

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Jaspers + Hall, PC
Denver, Colorado
October 13, 2006